UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

PAVmed Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	47-1214177
(State or Other Jurisdiction of Incorporation)	(IRS Employer Identification No.)

One Grand Central Place 60 East 42nd Street, Suite 4600 New York, NY	10165
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which
to be so registered:	each class is to be registered

Series Z Warrants, each exercisable	The Nasdaq Stock Market LLC
to purchase one share of Common Stock,
par value $0.001 per share

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[X]	If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the box.

[ ]	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the box.

[ ]	If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the box.

Securities Act registration statement or Regulation A offering statement file number to which this form relates: N/A

Securities to be registered pursuant to Section 12(g) of the Act:

None.

Item 1. Description of Registrant’s Securities to be Registered.

PAVmed Inc. (the “Company”) hereby incorporates by reference the description of its Series Z Warrants to be registered hereunder contained under the heading “Summary – The Series Z Warrants” in the Offer to Exchange Series Z Warrants to Purchase Common Stock for Outstanding Series W Warrants to Purchase Common Stock included as Exhibit (a)(1)(a) to the Company’s Exchange Offer on Schedule TO (File No. 005-89489) as filed with the Securities and Exchange Commission on February 20, 2018 (the “Exchange Offer”), Amendment No. 1 to the Exchange Offer, filed on February 21, 2018, Amendment No. 2 to the Exchange Offer, filed on March 5, 2018, and Amendment No. 3 to the Exchange Offer, filed on March 16, 2018.

Item 2. Exhibits.

Exhibit No.	Description

1.	Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, File No. 333-203569).

2.	Certificate of Amendment to the Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1, File No. 333-203569).

3.	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-203569).

4.	Specimen Common Stock Certificate (incorporated by reference to Exhibit 3.3 to the Company’s Registration Statement on Form S-1, File No. 333-203569)

5.	Specimen Series Z Warrant Certificate (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K filed on April 5, 2018).

6.	Form of Warrant Agreement for the Series Z Warrants between the Company and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit (d)(6) to Schedule TO filed on February 20, 2018, File No. 005-89489).

7.	Letter Agreement with respect to Series Z Warrants with HCFP Capital Partners III LLC, dated June 26, 2014 (incorporated by reference to Exhibit (d)(7) to Schedule TO filed on February 20, 2018, File No. 005-89489).

8.	Letter Agreement with respect to Series Z Warrants with Pavilion Venture Partners LLC, dated June 26, 2014 (incorporated by reference to Exhibit (d)(8) to Schedule TO filed on February 20, 2018, File No. 005-89489).

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SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: April 5, 2018	PAVMED INC.

	By:	/s/ Dr. Lishan Aklog
Dr. Lishan Aklog
Chief Executive Officer

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